Exhibit 99.1

Progenics Pharmaceuticals, Inc. One World Trade Center 47th Floor, Suite J New York, New York 10007 (646) 975-2500 www.progenics.com

Progenics Pharmaceuticals Provides Update on Reconstituted Board’s Ongoing Strategic Review

NEW YORK, NY, January 21, 2020 – The Board of Directors of Progenics Pharmaceuticals, Inc. (Nasdaq:PGNX), an oncology company developing innovative targeted medicines and artificial intelligence to find, fight and follow cancer, issued the following letter to shareholders:

January 21, 2020

To our shareholders:

On behalf of the Board of Directors, we are pleased to provide you with this update on our activities since you elected five new independent directors to the Company’s Board. With your clear mandate, we immediately took action to independently evaluate the business and prospects of Progenics, including the transaction with Lantheus Holdings, Inc. and to ensure that there is no interruption in the execution of the Company’s mission of developing and marketing products that improve outcomes for patients with cancer. We elected David Mims Interim Chief Executive Officer on November 15, 2019.

In recent weeks, the Progenics Board and management team have been conducting two separate reviews in parallel to evaluate the proposed Lantheus transaction as well as Progenics’ business operations and standalone prospects in the event the Lantheus transaction is not consummated.

Lantheus Transaction

Progenics and Lantheus entered into a definitive agreement on October 1, 2019, which is still in effect, under which Lantheus would acquire Progenics in an all-stock transaction. Since the Board’s reconstitution in mid-November, we have worked diligently to independently evaluate the merits and value to the Progenics shareholders of the proposed merger with Lantheus. Specifically, the Progenics Board has:

●	Engaged new, independent financial and legal advisors to assist with its evaluation of the proposed merger.
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Worked with Progenics management, the Company’s existing lead financial advisor on the transaction, Jefferies LLC, and the two continuing directors to review the process that led to the Lantheus transaction, including the respective valuations of Progenics and Lantheus and the assumptions underlying those valuations, as well as other alternatives that were considered.

●

Engaged in constructive discussions with Lantheus’ management and its financial advisors to review and discuss Lantheus’ business and products, and Lantheus’ view of expected strategic and financial benefits of the combination.

●	While the Board continues to review the transaction, Progenics management under the Board’s oversight is engaged with Lantheus in integration planning.

Progenics’ Operations and Outlook

In parallel to the ongoing review of the Lantheus transaction, we are also conducting a thorough assessment, with the assistance of outside advisors, of Progenics’ business, products, operations, prospects and financial performance and condition. This review includes an assessment of each element of Progenics’ business, including its marketed products, each of its product candidates in development and other value creating assets with the goal of maximizing return on invested capital.

As a result of this ongoing review, the Board has already initiated or supported management in the following actions to enhance the commercialization of its pipeline:

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Working with potential new treatment centers to aid them in becoming comfortable dosing AZEDRA and providing reimbursement support prior to patients being identified for treatment; and resulting in dosing patients with AZEDRA at new centers.

●	Working to ensure adequate clinical supply of AZEDRA and 1095 at U.S. sites, including the Somerset, NJ, facility.
●	Enhancing radiopharmaceutical manufacturing relationships to ensure the Company’s 1095 program is progressing as planned.
●	Ensuring that development plans for each product maximizes return on investment.
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Capitalizing on recently announced strong positive results of the Phase 3 CONDOR Trial of PyL™ in prostate cancer and furthering plans for filing and potential for FDA approval of PyL and for PyL’s commercial readiness.

●	Capitalizing on the removal of the Centre for Probe Development & Commercialization (“CPDC”) import ban and expediting the initiation of US sites for participation in the 1095 phase 2 clinical trial.
●	Reviewing the Company’s financing options as a stand-alone, taking into consideration the timing and magnitude of each option.
●	Initiating a search process for a permanent CEO, with the assistance of Korn Ferry, a nationally-recognized search firm, with initial interviews with candidates commencing.

As we work to enhance the long-term interests of all Progenics shareholders, we are committed to transparency for all our stakeholders. These dual strategic reviews are actively ongoing. The entire Board is engaged in the oversight of Progenics and taking necessary steps to ensure the Company is well-positioned to generate value for all shareholders.

Sincerely,

Ann MacDougall, Interim Chair

On Behalf of the Board of Directors

About PROGENICS

Progenics is an oncology company focused on the development and commercialization of innovative targeted medicines and artificial intelligence to find, fight and follow cancer, including: therapeutic agents designed to treat cancer (AZEDRA®, 1095, and PSMA TTC); prostate-specific membrane antigen (“PSMA”) targeted imaging agents for prostate cancer (PyL™ and 1404); and imaging analysis technology (aBSI and PSMA AI). Progenics has three commercial products, AZEDRA, for the treatment of patients with unresectable, locally advanced or metastatic pheochromocytoma or paraganglioma (rare neuroendocrine tumors of neural crest origin) who require systemic anticancer therapy; and oral and subcutaneous formulations of RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced constipation, which are partnered with Bausch Health Companies Inc.

Forward Looking Statements

This press release contains projections and other “forward-looking statements” regarding future events. Statements contained in this communication that refer to Progenics’ estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Progenics’ current perspective of existing trends and information as of the date of this communication and include statements regarding Progenics’ strategic and operational plans and delivering value for shareholders. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such statements are predictions only and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include, among others: risks associated with the proposed merger transaction with Lantheus Holdings, Inc.; market acceptance for approved products; the risk that the commercial launch of AZEDRA may not meet revenue and income expectations; the cost, timing and unpredictability of results of clinical trials and other development activities and collaborations; the unpredictability of the duration and results of regulatory review of New Drug Applications (NDA) and Investigational NDAs; the inherent uncertainty of outcomes in the intellectual property disputes such as the dispute with the University of Heidelberg regarding PSMA-617; our ability to successfully develop and commercialize products that incorporate licensed intellectual property; the effectiveness of the efforts of our partners to market and sell products on which we collaborate and the royalty revenue generated thereby; generic and other competition; the possible impairment of, inability to obtain and costs of obtaining intellectual property rights; possible product safety or efficacy concerns, general business, financial, regulatory and accounting matters, litigation and other risks; and risks related to changes in the composition of our Board of Directors following the delivery of shareholder consents in response to the recent consent solicitation conducted by one of our shareholders. More information concerning Progenics and such risks and uncertainties is available on its website, and in its press releases and reports it files with the Securities and Exchange Commission (the “SEC”), including those risk factors included in its Annual Report on Form 10-K for the year ended December 31, 2018, as updated in its subsequent Quarterly Reports on Form 10-Q. Progenics is providing the information in this press release as of its date and, except as expressly required by law, Progenics disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

Additional information concerning Progenics and its business may be available in press releases or other public announcements and public filings made after this press release. For more information, please visit www.progenics.com. Information on or accessed through our website or social media sites is not included in the company’s SEC filings.

(PGNX-F)

Contact

Melissa Downs

Investor Relations

(646) 975-2533

mdowns@progenics.com

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